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                                                                    Exhibit 23.2


                        COBITZ, VANDENBERG & FENNESSY







Board of Directors
SuburbFed Financial Corp.
3301 West Vollmer Road
Flossmoor, Illinois  60422

Members of the Board:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1997 included in SuburbFed Financial Corp.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.




                                           /s/COBITZ, VANDENBERG & FENNESSY
                                           --------------------------------
                                           COBITZ, VANDENBERG & FENNESSY




September 8, 1997
Hickory Hills, Illinois